CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of PearTrack Security Systems, Inc., of our report dated May 17, 2016 in reference to our audit of the financial statements of PearTrack Security Systems, Inc. as of December 31, 2015 period then ended, and the reference to us under the caption "Experts".

Dave Banerjee CPA, an Accountancy Corporation

Woodland Hills, CA

May 17, 2016

EXHIBIT 23.3